Exhibit 99.1

E2open Announces Business Update and Executive Transition

Company Expects Preliminary Q2 F2015 Non-GAAP Revenues Between $20.6 and $20.7 million

Rob Schoenthaler, Chief Customer Officer, Assumes Responsibility for Sales Organization

Foster City, Calif. (September 10, 2014) – E2open, Inc. (NASDAQ: EOPN), the leading provider of strategic, cloud-based software solutions for collaborative planning and execution across global trading networks, today provided preliminary results for the second fiscal quarter ended August 31st and updated expectations for the full year fiscal 2015. In addition, the Company reported Rob Schoenthaler, E2open’s Chief Customer Officer, has assumed responsibility for the sales organization.

“Our new business activity remains strong, as evidenced by our preliminary results for the second quarter with top-line results within our prior guidance range and earnings better than our prior guidance range, along with our continued confidence in our new and upsell subscription bookings targets for fiscal 2015. We are seeing strength across our product portfolio and signed seven new customers in the quarter,” said Mark Woodward, E2open’s President and CEO. “However, we have recently learned that three significant customers will not be renewing their contracts with E2open as a result of their having been acquired. In addition, one other client is delaying the rollout of their E2open solutions into the next year. This unexpected reduction in our business has caused us to lower our revenue expectations for the balance of the year.”

“We are also announcing today that Rob Schoenthaler, our Chief Customer Officer, has assumed responsibility for the sales organization and will drive the continued evolution of our go-to-market efforts. Rob has been with E2open for seven years now and has been instrumental in spearheading our move to a more partner-centric model through his extensive relationships with both our customers and SI partners. Prior to his tenure at E2open, Rob led a supply chain practice at KPMG. As part of this transition, David Packer, our Chief Sales Officer, has resigned and will be transitioning out of the Company. We wish him the very best in his next endeavor.”

Preliminary Results/Guidance:

•	For the second quarter fiscal 2015 ended August 31, 2014, E2open now expects:

•	Total non-GAAP revenue to be in the range of $20.6 to $20.7 million and non-GAAP net loss per share to be in the range of ($0.13) to ($0.12). This compares to prior guidance of total non-GAAP revenue in the range of $20.2 million to $21.0 million and non-GAAP net loss per share in the range of ($0.20) to ($0.18).

•	For the full year fiscal 2015 ending February 28, 2015, E2open now expects:

•	Total non-GAAP revenue to be in the range of $83.0 to $85.5 million. This compares to prior guidance of total non-GAAP revenue in the range of $89.0 million to $91.5 million.

•	New and upsell subscriptions and support bookings in the range of $91.5 million to $96.5 million, representing growth of approximately 29% to 36% compared to fiscal 2014. This is unchanged from prior guidance.

Reconciliations of second quarter fiscal 2015 non-GAAP revenue to GAAP revenue, and non-GAAP net loss per share to GAAP net loss per share is presented in Appendix I.

With respect to the Company’s full year 2015 expectations under “Preliminary Results/Guidance” above, the Company has not reconciled non-GAAP revenue to GAAP revenue because this item cannot be reasonably predicted.

Conference Call Details:

•	What: E2open to provide business update for the second quarter and full year fiscal 2015

•	When: Wednesday, September 10, 2014 at 2PM PT (5PM ET)

•	Dial in: To access the call in the U.S., please dial (877) 407-3982, and for international callers, please dial (201) 493-6780. Callers may provide confirmation number 13590509 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.e2open.com/ (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176, and for international callers, please dial (858) 384-5517 and enter access code 13590509.

About E2open

E2open (NASDAQ: EOPN) is the leading provider of cloud-based, on-demand software solutions enabling enterprises to procure, manufacture, sell, and distribute products more efficiently through collaborative planning and execution across global trading networks. Enterprises use E2open solutions to gain visibility into and control over their trading networks through the real-time information, integrated business processes, and advanced analytics that E2open provides. E2open customers include Avnet, Celestica, Cisco, HP, IBM, Lenovo, L’Oréal, Motorola Solutions, Seagate, and Vodafone. E2open is headquartered in Foster City, California with operations worldwide. For more information, visit www.e2open.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements about expected total non-GAAP revenue and non-GAAP net loss per share for the second fiscal quarter, and non-GAAP revenue and new and upsell subscriptions and support bookings for the full fiscal year 2015. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s growth strategy; the Company’s plans for future products; the Company’s operating results; the Company’s ability to anticipate future market demands and future needs of its customers; the Company’s customer concentration; the Company’s ability to effectively manage its growth; the Company’s expectations regarding expenses, sales and operations; anticipated trends and challenges in the markets in which the Company operates; the Company’s competition; the Company’s ability to successfully enter new markets and manage its international expansion; the Company’s acquisitions; and the Company’s intellectual property.

Further information on these and other factors that could affect the Company’s financial results is included in the filings made with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and the Company’s quarterly report on Form 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of the Company’s website at: http://investor.e2open.com.

E2open, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP net loss, weighted-average shares outstanding, and non-GAAP net loss per share. Non-GAAP net loss excludes expenses related to stock-based compensation expense, amortization of acquired intangibles, acquisition-related expenses, and non-cash income taxes, as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Non-GAAP revenue and non-GAAP net loss also exclude the impact of certain accelerated revenue recognized in connection with a contract amendment in the second quarter of fiscal 2013 and the impact of purchase accounting adjustments to deferred revenue related to acquisitions. Management believes that the use of non-GAAP financial measures provides consistency and comparability with our past financial performance, facilitates period to period comparisons of results of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

ICR

Greg Kleiner, 650-645-6675

Investor Relations

investor.relations@e2open.com

Appendix 1

E2open, Inc. and Subsidiaries

GAAP to Non-GAAP Reconciliation Tables

(dollars in thousands)

(Unaudited)

	Three Months Ended August 31, 2014
	From	To
Non-GAAP Revenue (1)
GAAP Revenue	19,827	19,927
Add: accelerated revenue from contract amendment	508	508
Add: deferred revenue purchase accounting adjustments	265	265

Non-GAAP Revenue	$20,600	$20,700

Non-GAAP Net Loss Per Share (1)
Numerator:
GAAP net loss	$(5,762)	$(5,453)
Add: accelerated revenue from contract amendment	508	508
Add: deferred revenue purchase accounting adjustment	265	265
Add: stock-based compensation	3,028	3,028
Less: benefit from income taxes	(3,689)	(3,689)
Add: amortization of acquired intangibles	1,159	1,159
Add: acquisition-related expenses	508	508

Non-GAAP loss before income taxes	(3,983)	(3,674)
Cash paid for income taxes	(33)	(33)

Non-GAAP net loss	$(4,016)	$(3,707)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used to compute diluted net loss per share:
Weighted average number of shares used to compute GAAP net loss per share (diluted)	29,108	29,108
Effect of potentially dilutive common stock equivalents (2)	1,781	1,781

Non-GAAP weighted average shares used to compute non-GAAP net loss per share	30,889	30,889

GAAP net loss per share (diluted)	$(0.20)	$(0.19)

Non-GAAP net loss per share	$(0.13)	$(0.12)

(1)	These results are preliminary, and the evaluation of adjustments related to the Serus acquisition is in process.
(2)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are included for non-GAAP net loss per share.